Exhibit 99.1

Eastern Bankshares, Inc. And HarborOne Bancorp, Inc. Announce Regulatory Approvals Received To Merge

BOSTON, MA & BROCKTON, MA, September 26, 2025 – Eastern Bankshares, Inc. (“Eastern”) (NASDAQ Global Select Market: EBC), the holding company for Eastern Bank, and HarborOne Bancorp, Inc. (“HarborOne”) (NASDAQ: HONE), the holding company for HarborOne Bank, today jointly announced they have received all the necessary regulatory approvals to complete their proposed merger (the “Merger”), which was previously announced on April 24, 2025. Eastern and HarborOne expect the Merger to close on or about November 1, 2025.

“We are pleased to have received the required regulatory approvals for our Merger with HarborOne and look forward to completing the integration of our two companies early next year,” said Bob Rivers, Executive Chair and Chair of the Board of Directors of Eastern Bankshares, Inc. and Eastern Bank. “This partnership will create a $30 billion locally-based, community-focused organization that bolsters Eastern’s leading presence in Greater Boston and expands our branch network into Rhode Island. We look forward to leveraging the combination of our organizations to add greater value for our colleagues, customers, community partners and shareholders.”

Denis Sheahan, Chief Executive Officer of Eastern, added, “We are grateful to the teams at both banks for their outstanding contributions to our companies. We look forward to welcoming our newest colleagues to Eastern, as we maintain our focus on ensuring a smooth transition for our customers and community partners, while delivering exceptional banking and wealth management solutions across our expanded footprint.”

Joseph F. Casey, HarborOne’s President and CEO, said, “This is an exciting time as our two banks come together. We share a deep commitment to colleague development, personalized customer service and community engagement. I am thrilled to be joining the Eastern Boards and look forward to our future together.”

On April 24, 2025, Eastern and HarborOne announced they had entered into a definitive agreement to merge. On August 20, 2025, shareholders of HarborOne approved all matters in support of the Merger. As noted above, Eastern and HarborOne expect the Merger to close on or about November 1, 2025.

For approximately four months following the completion of the Merger, HarborOne Bank will operate as a division of Eastern Bank and customers will be served through their respective Eastern Bank and HarborOne Bank branches, websites, mobile applications, and representatives until the full integration of banking systems. The conversion of HarborOne banking and mortgage products and services to Eastern Bank’s systems is expected to occur over the weekend of February 21, 2026. HarborOne customers will be receiving communications regarding product and account conversions in advance of that conversion.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Factors relating to the proposed transaction that could cause or contribute to actual results differing materially from expected results include, but are not limited to, the possibility that revenue or expense synergies or the other expected benefits of the transaction may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the transaction may not be timely completed, if at all; that prior to the completion of the transaction or thereafter, Eastern or HarborOne may not perform as expected due to transaction-related uncertainty or other factors; that Eastern is unable to successfully implement its integration strategies; that the merger agreement closing conditions are not satisfied in a timely manner or at all; that the timing of completion of the proposed merger is dependent on various factors that cannot be predicted with precision at this point; reputational risks and the reaction of the companies’ customers to the transaction; the inability to implement onboarding or transition plans and other consequences associated with the merger; continued pressures and uncertainties within the banking industry and Eastern and HarborOne’s markets, including changes in interest rates and deposit amounts and composition, adverse developments in the level and direction of loan delinquencies, charge-offs, and estimates of the adequacy of the allowance for loan losses, increased competitive pressures, asset and credit quality deterioration, and legislative, regulatory, and fiscal policy changes and related compliance costs; and diversion of management time on transaction-related issues.

These forward-looking statements are also subject to the risks and uncertainties applicable to our respective businesses generally that are disclosed in Eastern’s and HarborOne’s respective 2024 Annual Reports on Form 10-K. Eastern’s and HarborOne’s SEC filings are accessible on the SEC’s website at www.sec.gov and on their respective corporate websites at investor.easternbank.com and harboronebancorp.com. These web addresses are included as inactive textual references only. Information on these websites is not part of this document. For any forward-looking statements made in this press release, Eastern and HarborOne claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Except as required by law, each company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About Eastern Bankshares, Inc.

Eastern Bankshares, Inc. is the holding company for Eastern Bank. Founded in 1818, Eastern Bank is Greater Boston’s leading local bank with 109 branch locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, Rhode Island and Connecticut. As of June 30, 2025, Eastern Bank had approximately $25.5 billion in assets. Eastern provides a full range of banking and wealth management solutions for consumers and businesses of all sizes including through its Cambridge Trust Wealth Management division, the largest bank-owned independent investment adviser in Massachusetts with $8.7 billion in assets under management, and takes pride in its outspoken advocacy and community support that includes more than $240 million in charitable giving since 1994. An inclusive company, Eastern is comprised of deeply committed professionals who value relationships with their customers, colleagues and communities. For investor information, visit investor.easternbank.com.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, a Massachusetts-chartered trust company. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island through a network of 30 full-service banking centers located in Massachusetts and Rhode Island, and commercial lending offices in Boston, Massachusetts and Providence, Rhode Island. HarborOne Bank also provides a range of educational resources through “HarborOne U,” with free digital content, webinars, and recordings for small business and personal financial education. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, provides mortgage lending services throughout New England and other states.

Eastern Bankshares, Inc:

Media contact:

Andrea Goodman

a.goodman@easternbank.com

781-598-7847

Investor contact:

Andrew Hersom

a.hersom@easternbank.com

860-707-4432

HarborOne Bancorp, Inc:

Media contact:

David Tryder

Dtryder@HarborOne.com

508-895-1313

Investor contact:

Stephen W. Finocchio

SFinocchio@HarborOne.com

508-895-1180

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